Exhibit 10.2

CLEARSIGN TECHNOLOGIES CORPORATION

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to the Securities Purchase Agreement (this “Amendment”), dated as of June 26, 2024, is made by and between ClearSign Technologies Corporation, a Delaware corporation (the “Company”), and clirSPV LLC (the “Purchaser”). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Original SPA (as defined below).

WHEREAS, the Company and Purchaser are parties to that certain Securities Purchase Agreement, dated as of June 24, 2024 (as amended, the “Original SPA”);

WHEREAS, the parties desire to revise the allocation of the Purchaser’s Subscription Amount between Common Units and Pre-Funded Units as set forth herein on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound, the parties hereto hereby agree as follows:

1.	The allocation of the Purchaser’s Subscription Amount as set forth on the signature page of the Original SPA is hereby amended and restated as follows:

Common Unit Subscription Amount:	$$3,098,750
Common Shares:	3,350,000
Common Warrants:	5,025,000

Pre-funded Unit Subscription Amount:	$$1,242,141
Pre-funded Warrants:	1,343,000
Common Warrants:	2,014,500

2.	Wherever the terms and conditions of this Amendment and the terms and conditions of the Original SPA are in conflict, the terms and conditions of this Amendment shall be deemed to supersede the conflicting terms and conditions of the Original SPA. Unless expressly amended by this Amendment, the terms and conditions of the Original SPA shall remain in full force and effect.

3.	All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

4.	This Amendment and the Original SPA constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous amendments and understandings, oral or written, relating to the subject matter hereof.

5.	This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above.

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
	Name:	Colin James Deller
	Title:	Chief Executive Officer

PURCHASER:

By:	/s/ Robert T. Hoffman, Sr.
Name: clirSPV LLC Title: Managing Member of GPCLIRSPV LLC

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